Exhibit 99.1

FOR IMMEDIATE RELEASE

Far Point Acquisition Corporation Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing June 27, 2018

NEW YORK, NY, June 25, 2018– Far Point Acquisition Corporation (the “Company” or “FPAC”) announced that commencing June 27, 2018, holders of the units sold in the Company’s initial public offering of 63,250,000 units may elect to separately trade shares of the Company’s Class A common stock (“Class A Common Stock”) and warrants included in the units. Class A common stock and warrants that are separated will trade on the New York Stock Exchange under the symbols “FPAC” and “FPAC WS,” respectively. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “FPAC.U.” No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Far Point Acquisition Corporation

Far Point Acquisition Corporation is a blank check company organized for the purpose of pursuing a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company intends to focus on a target business in the financial technology, technology or financial services industries. The Chief Executive Officer of FPAC is Thomas Farley, who served as President of the NYSE from 2013 until May 2018, and the managing partner of the sponsor of FPAC will be an affiliate of Third Point LLC, a New York asset manager led by Daniel S. Loeb. David Bonanno, a Managing Director at Third Point LLC, is FPAC’s Chief Financial Officer.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of FPAC may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

contact@farpoint.ventures